Exhibit (m)(1)(b)
SCHEDULE A
CLASS A*
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL Small-Cap Growth Fund
PL International Value Fund
PL Large-Cap Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Value Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
Effective through June 30, 2008